UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/14/2005

CELLSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1730 Briercroft Court, Carrollton, Texas 75006
(Address of Principal Executive Offices, Including Zip Code)

(972)466-5000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.02.    Termination of a Material Definitive Agreement

On July 14, 2005, CellStar Corporation (the "Company") terminated the employment agreement of Terry S. Parker, which was originally entered into by and among the Company, CellStar, Ltd., and Mr. Parker. Mr. Parker was serving as Chairman of the Board of CellStar International Corporation/Asia, a Delaware subsidiary that acts as the holding company for the Asia Pacific operations, and was formerly the Company's Executive Chairman. The terms of Mr. Parker's employment agreement were previously reported in Item 1.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2005, which description is incorporated herein by reference.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: July 20, 2005.	By:	/s/ Robert A. Kaiser
Robert A. Kaiser
Chairman and Chief Executive Officer